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                                                                    EXHIBIT 99.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       AND ACTING CHIEF FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the accompanying report of Nucentrix Broadband Networks, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2002, and filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934. The undersigned further certifies that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:         /s/ Carroll D. McHenry
    ------------------------------------------------------------
       Carroll D. McHenry
       Chairman of the Board, President and Chief
       Executive Officer, Acting Chief Financial Officer
       (Principal Executive Officer and Principal Financial Officer)